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As filed with the Securities and Exchange Commission on September 2, 2016

Registration No. 333-212007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2
to

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIGHTINTHEBOX HOLDING CO., LTD.
(Exact name of Registrant as specified in its charter)

Cayman Islands	5961	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Tower 2, Area D, Diantong Square
No. 7 Jiuxianqiao North Road
Chaoyang District, Beijing 100015
People's Republic of China
+(86) 10 5692-0099
(Address and telephone number of Registrant's principal executive office)	Law Debenture Corporate Services Inc. 400 Madison Avenue, 4th Floor New York, New York 10017 (212) 750-6474 (Name, address, and telephone number for agent of service)

Copies to:

Daniel Fertig, Esq.
Simpson Thacher & Bartlett LLP
c/o ICBC Tower, 35th Floor
3 Garden Road, Central,
Hong Kong SAR, China
(+852) 2514-7600

          Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462 under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed maximum offering price per ordinary share(3)(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee

Ordinary shares, par value US$0.000067 per share(2)	111,914,279	US$1.68	US$188,015,990	US$18,933.21(5)

(1)
American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under separate registration statements on Form F-6 filed with the Securities and Exchange Commission. Each ADS represents two ordinary shares.

(2)
Ordinary shares to be offered by the selling shareholders. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

(3)
Includes 7,455,000 ordinary shares issuable upon exercise of warrant issued on March 30, 2016 to Zall Cross-border E-commerce Investment Company Limited.

(4)
The proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee, has been computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, and is based on the average of the high and low sales prices of the registrant's ADSs on August 31, 2016, as reported on The New York Stock Exchange.

(5)
Aggregate registration fee of US$18,091.18 was paid previously on June 13, 2016 and July 8, 2016.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2016

PROSPECTUS

LightInTheBox Holding Co., Ltd.

55,957,139 AMERICAN DEPOSITARY SHARES

REPRESENTING 111,914,279 ORDINARY SHARES

        This prospectus relates to the proposed sale from time to time by the shareholders identified in the "Selling Shareholders" section in this prospectus, or by their transferees, pledgees, donees or other successors in interest, of up to 55,957,139 American depositary shares, or ADSs, representing 111,914,279 ordinary shares of LightInTheBox Holding Co., Ltd., par value US$0.000067 per share. Each ADS represents two ordinary shares of LightInTheBox Holding Co., Ltd.

        Each time any Selling Shareholder sells ADSs we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus before you invest in any of our securities.

        The ADSs are listed on the New York Stock Exchange, or the NYSE, under the ticker symbol "LITB." On September 1, 2016, the last reported sale price of our ADSs on the NYSE was $3.36 per ADS.

        The Selling Shareholders may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. The names of any underwriters may be stated in the applicable prospectus supplement, if any such prospectus supplement is prepared. See "Plan of Distribution" elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold by the Selling Shareholders.

        We are not selling any ADSs and will not receive any of the proceeds from the sale of ADSs by the Selling Shareholders. We will pay all reasonable expenses in connection with this offering, except for the underwriting discounts and selling commissions payable by any Selling Shareholder.

        Investing in the securities involves risks. See the "Risk Factors" section contained in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference in this prospectus to read about factors you should consider before investing in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2016

i

ABOUT THIS PROSPECTUS

        Before purchasing any securities, you should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference" in this prospectus.

        In this prospectus, unless otherwise indicated or unless the context otherwise requires,

  •
  "ADSs" refers to American depositary shares, each of which represents two of our ordinary shares, and "ADRs" refers to the American depositary receipts that may evidence the ADSs;

  •
  "China" or "PRC" refers to the People's Republic of China, excluding, for the purposes of this prospectus only, Taiwan, Hong Kong and Macau;

  •
  "dollars," "$," "US$" and "U.S. dollars" refer to the legal currency of the United States;

  •
  "North America" refers to, for the purposes of this prospectus only, the United States and Canada;

  •
  "our number of customers" refers to the number of customer accounts that have purchased at least once from our company during the relevant period;

  •
  "repeat customers" refers to customers who have purchased products from us more than once since our inception;

  •
  "RMB" or "Renminbi" refers to the legal currency of China;

  •
  "shares" or "ordinary shares" refers to our ordinary shares, par value US$0.000067 per share; and

  •
  "we," "us," "our company" and "our" are to LightInTheBox Holding Co., Ltd., its consolidated subsidiaries and its variable interest entities, or VIEs, Lanting Huitong and Lanting Gaochuang, and Shanghai Ouku, the subsidiary of Lanting Huitong

        Our reporting and functional currency is the U.S. dollar. In addition, this prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Renminbi into U.S. dollars were made at RMB6.4778 to $1.00, the noon buying rate on December 31, 2015 as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. On August 26, 2016, the noon buying rate for Renminbi was RMB6.6690 to $1.00.

        This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a "shelf" registration process permitted under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, the Selling Shareholders may sell any of our ADSs from time to time and in one or more offerings. Each time any Selling Shareholder sells ADSs, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC is available through the SEC's Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC's website at www.sec.gov. Information filed with the SEC may also be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee from the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room and their copy charges. Please visit the SEC's website at www.sec.gov for further information on the SEC's public reference room.

        Our web site address is www.lightinthebox.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to continue to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated combined financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders' meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, if we so request, will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  Our registration statement on Form 8-A as filed with the SEC on May 23, 2013, including any amendments thereto.

  •
  Our annual report on Form 20-F for the fiscal year ended December 31, 2015 filed with the SEC on April 29, 2016.

  •
  Our current report on Form 6-K as furnished with the SEC on June 13, 2016, other than the section of Exhibit 99.1 thereto entitled "Business Outlook".

  •
  Our current report on Form 6-K as furnished with the SEC on June 29, 2016.

  •
  All our future annual reports on Form 20-F and any report on Form 6-K that we indicate is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until all of the securities offered by this prospectus are sold.

        Our annual report on Form 20-F for the fiscal year ended December 31, 2015 filed on April 29, 2016 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

        Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Tower 2, Area D, Diantong Square
No. 7 Jiuxianqiao North Road
Chaoyang District, Beijing 100015
People's Republic of China
Tel. No.: +(86) 10 5692-0099
Attention: Chief Financial Officer

        You should rely only on the information that we incorporate by reference or provide in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of any date other than the date of those documents.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains, and any accompanying prospectus supplement and the information incorporated herein and therein by reference may contain, statements of a forward-looking nature. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the "safe harbor" provision under Section 21E of the Exchange Act, and as defined in the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. These forward-looking statements relate to, among other things:

  •
  our growth strategies;

  •
  our future business development, results of operations and financial condition;

  •
  trends in online consumer retailing;

  •
  trends in Chinese manufacturing

  •
  expected changes in our revenues and certain cost and expense items; and

  •
  assumptions underlying or relating to any of the foregoing.

        We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

        You should read these statements in conjunction with the risks disclosed in "Item 3.D. Risk Factors" of our most recently filed annual report on Form 20-F, incorporated by reference herein, and other risks outlined in our other filings with the SEC. Other sections of this prospectus include additional factors that could adversely impact our business and financial performance. Moreover, we operate in an emerging and evolving environment. New risks may emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of such risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements.

        The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we have referred to in this prospectus, completely and with the understanding that our actual future results may be materially different from what we expect. You should not rely upon forward-looking statements as predictions of future events.

 OUR COMPANY

        LightInTheBox is a global online retail company that delivers products directly to consumers around the world. We offer customers a convenient way to shop for a wide selection of products at attractive prices through www.lightinthebox.com, www.miniinthebox.com and our other websites as well as mobile applications, which are available in 27 major languages and cover more than 80.0% of Internet users globally, according to Internet World Stats. Our innovative data-driven business model allows us to offer customized products at scale through optimal merchandising, marketing and fulfillment. We have built an effective business model whereby we source many of our products directly from China-based manufacturers and we work closely with them to re-engineer their manufacturing processes to achieve faster time-to-market with a greater variety of products. We acquire customers primarily through the Internet and serve our customers primarily from our cost-effective locations in mainland China and Hong Kong.

        We target products where consumers value choice or customization, such as apparel and home and garden products. We also offered a wide range of other products in our other general merchandise product category. The products of our core categories generally require design specificity, thus giving us more pricing flexibility and allowing us to capture higher margin potentials. For example, at any time, a customer shopping for a special occasion dress on our site can have her dress made-to-measure, choosing from more than 10,000 distinctive designs. As of December 31, 2015, we had more than 687,800 product listings. In 2015, we added an average of more than 174,500 new product listings each month. We serve consumers globally without incurring the costs and complexities associated with establishing a traditional multinational retail infrastructure. Our major markets are Europe and North America. We use global online marketing platforms such as Google and Facebook to reach our consumers, we accept payments through all major credit cards and electronic payment platforms such as PayPal and Global Collect and we deliver our goods through major international couriers, including DHL, UPS and EMS.

        We serve consumers globally without incurring the costs and complexities associated with establishing a traditional multinational retail infrastructure. Our major markets are Europe and North America. We use global online marketing platforms such as Google and Facebook to reach our consumers, we accept payments through all major credit cards and electronic payment platforms such as PayPal, WorldPay and Global Collect and we deliver our goods through major international couriers, including DHL, UPS and EMS. We have developed a proprietary technology platform that integrates every aspect of our business operation, including global marketing, online shopping platforms, supply chain management, fulfillment and logistics and customer service. Our founders have extensive experience and expertise in software development. We have made significant investments in software research and development to improve operational efficiency and enable business innovation.

        We believe that being a China-based company provides important advantages in supply chain management. We strive to source high quality products directly from some of the most competitive manufacturers in the strongest supply ecosystems. By locating our sourcing offices near some of the most competitive factories, we realize cost advantages and inventory efficiency as we create effective supplier competition while maximizing the quality of our products in many cases. Our suppliers benefit from working closely with our in-house manufacturing experts to re-engineer their manufacturing processes to achieve faster time-to-market for our products and enable large scale production of individually customized products. We are also in the process of building out our global supply chain and sourcing strategy.

        To acquire and retain customers across diverse geographic markets, we have developed proprietary technologies to manage and optimize our marketing operations. In addition, we have established a specialized social marketing team to engage online users. We provide a user-friendly online shopping experience to facilitate purchasing decisions.

        We have developed a proprietary technology platform that integrates every aspect of our business operation, including global marketing, online shopping platforms, supply chain management, fulfillment and logistics and customer service. Our founders have extensive experience and expertise in software development. We have made significant investments in software research and development to improve operational efficiency and enable business innovation.

RISK FACTORS

        Investing in the ADSs involves risk. Before investing in any securities that may be offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading "Item 3. Key Information—D. Risk Factors" in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

 OFFER STATISTICS AND EXPECTED TIMETABLE

        The Selling Shareholders, may sell from time to time up to 55,957,139 ADSs, representing 111,914,279 of our ordinary shares. The actual number of and price of the securities that the Selling Shareholders may offer, if any, will depend on a number of factors.

 CAPITALIZATION AND INDEBTEDNESS

        The following table sets forth our capitalization as of March 31, 2016 presented on an actual basis. The table below does not present our capitalization on an as-adjusted basis to give effect to the issuance and sale of the 7,455,000 ordinary shares issuable upon exercise of the warrant issued on March 30, 2016 to Zall Cross-border E-commerce Investment Company Limited. Zall Cross-border E-commerce Investment Company Limited is not obligated to exercise the warrant for the purchase of our ordinary shares, and as a result, there can be no assurance that such warrant will be exercised.

        Updated capitalization information, if applicable, relating to the any offering of ADSs offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

        You should read this table in conjunction with our consolidated financial statements and related notes and "Item 5. Operating and Financial Review and Prospects" in our Form 20-F for the year ended December 31, 2015.

Actual (in thousands, except share data)
Current liabilities:
Total current liabilities	52,140

Total liabilities	52,140

Equity:
Ordinary shares ($0.000067 par value; 750,000,000 shares authorized; 137,022,209 ordinary shares issued and outstanding)	10
Additional paid-in capital	235,265
Treasury shares, at cost	(19,996)
Accumulated deficit	(143,156)
Accumulated other comprehensive loss	(297)

Equity	71,826

Total liabilities and equity	$123,966

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of the ADSs by the Selling Shareholders.

MARKET FOR OUR ADSs

        ADSs, each representing two of our ordinary shares, have been listed on the New York Stock Exchange since June 6, 2013 under the symbol "LITB". The table below shows, for the periods indicated, the high and low market prices on the New York Stock Exchange for the ADSs until September 1, 2016.

	Sale Price
	High	Low
Annual highs and lows
2014	11.64	4.61
2015	6.53	2.36
Quarterly highs and lows
Second quarter 2014	6.97	4.61
Third quarter 2014	7.39	5.55
Fourth quarter 2014	8.58	5.83
First quarter 2015	6.53	3.87
Second quarter 2015	6.46	4.29
Third quarter 2015	4.64	2.36
Fourth quarter 2015	4.29	2.63
First quarter 2016	3.07	1.95
Second quarter 2016	3.54	2.31
Monthly highs and lows
March 2016	2.95	2.18
April 2016	3.30	2.31
May 2016	2.93	2.42
June 2016	3.54	2.43
July 2016	3.59	3.22
August 2016	3.49	2.95
September 2016 (through September 1, 2016)	3.36	3.23

        On September 1, 2016, the closing price of our ADSs on the New York Stock Exchange was $3.36.

 SELLING SHAREHOLDERS

        We are registering, in the registration statement which includes this prospectus, the ordinary shares owned by, and issuable upon exercise of the warrant issued on March 30, 2016, held by Zall Cross-border E-commerce Investment Company Limited, or Zall E-commerce, GSR Ventures III, L.P, or GSR, Ceyuan Ventures II, L.P., or Ceyuan, AOGANG International (Hong Kong) Corporation Limited, or AoKang, Quji Guo, Xin Wen, Liang Zhang and Chit Jeremy Chau, collectively, the Selling Shareholders, to permit the sale of ADSs representing these ordinary shares from time to time after the date of this prospectus. We have no assurance that the Selling Shareholders will sell any of the ordinary shares registered for resale hereunder. See "Plan of Distribution." In addition, the Selling Shareholders may sell the ADSs pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of ADSs representing ordinary shares that the Selling Shareholders will sell under this prospectus. Information about the Selling Shareholders may change over time.

        Once the registration statement, of which this prospectus is a part, is declared effective, ADSs representing all of the ordinary shares of the Selling Shareholders listed below will be available for resale in the public market, except for such ordinary shares acquired by Zall E-commerce from our company pursuant to the Subscription Agreement dated as of March 17, 2016, or the Subscription Agreement, and such ordinary shares issuable pursuant to the warrant issued to Zall E-commerce, or the Warrant, which was acquired pursuant to the Subscription Agreement. Such ordinary shares of Zall E-commerce are subject to a lock-up period of six months from the date of the closing of the transactions contemplated by the Subscription Agreement, which period will terminate on September 30, 2016. The Warrant expires twenty-four months after issuance, or on March 30, 2018. Pursuant to an investor rights agreement we entered into on March 30, 2016, or the Investor Rights Agreement, Zall E-commerce also has the right to appoint two directors to the Company's board of directors. Mr. Zhi Yan, and Dr. Gang Yu, who are affiliates of Zall Group Ltd., or Zall Group, the ultimate parent of Zall E-commerce, have been appointed to our board by Zall E-commerce.

        GSR, Ceyuan and AoKang have exercised their "piggyback" registration right contained in Section 3.1 of the Second Amended and Restated Shareholders' Agreement, dated September 28, 2010 by and among the Company CSR, Ceyuan and the other parties thereto, and joined by AoKang on July 22, 2015, which allows them to register ordinary shares in connection with this registration statement. Mr. Zhentao Wang and Mr. Xiongping Yu, who serve on our board of directors, are affiliates of Zhejiang Aokang Shoes Co. Ltd., which controls AoKang.

        The Selling Shareholders purchased our shares in the ordinary course of business and at the time of purchase, there was no agreement or understanding to distribute our shares.

        The following table, to our knowledge, sets forth information regarding the beneficial ownership of our ordinary shares of the Selling Shareholders as of the date of this prospectus as indicated in the footnotes below. As of the date of this prospectus, we have 137,878,465 ordinary shares outstanding, including 39,551,108 ordinary shares issued to the depositary for the ADS program and reserved for future grants under our share incentive plan. Beneficial ownership is determined in accordance with the rules of the SEC. The information provided in the table below is based in part on information provided by or on behalf of the Selling Shareholders.

	Ordinary Shares Beneficially Owned Before the Offering(1)%			Ordinary Shares Being Offered		Ordinary Shares Beneficially Owned After the Offering(2)%
Selling Shareholders:
Zall Cross-border E-commerce Investment Company Limited	42,500,000	(3)	30.9%	49,955,000	(4)	—	—
AOGANG International (Hong Kong) Corporation Limited	24,553,810	(5)	17.8%	24,553,810		—	—
Ceyuan Ventures II, L.P.	13,291,591	(6)	9.7%	13,291,591		—	—
GSR Ventures III, L.P.	9,932,391	(7)	7.2%	9,932,391		—	—
Quji Guo	7,147,805	(8)	5.2%	7,147,805		—	—
Xin Wen	3,542,541	(9)	2.6%	3,542,541		—	—
Liang Zhang	2,571,065	(10)	1.9%	2,571,065		—	—
Chit Jeremy Chau	920,076	(11)	0.7%	920,076		—	—
All Selling Shareholders	104,459,279		76.0%	111,914,279		—	—

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our ordinary shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

(2)
The Selling Shareholders may not sell any or all of the ordinary shares offered by this prospectus and as a result, we cannot estimate the number of ordinary shares that will be held by the Selling Shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the ordinary shares covered by this prospectus will be held by the Selling Shareholders.

(3)
Represents 42,500,000 ordinary shares held by Zall E-commerce. Zall E-commerce, a company incorporated in the British Virgin Islands, is directly and wholly owned by Zall Development (BVI) Holding Company Limited, or Zall Development BVI, a company incorporated in the British Virgin Islands, which is a wholly owned subsidiary of Zall Group. Mr. Yan Zhi is the founder, co-chairman of the board of directors, chief executive officer and an executive director of Zall Group and holds his beneficial interest in Zall Group through Zall Development Investment Company Limited, or Zall Development Investment, a company incorporated in the British Virgin Islands. The address of the principal office of each of Zall E-Commerce, Zall Development BVI, Zall Group and Zall Development Investment is Suite 1606, 16th Floor, Two Exchange Square, Central, Hong Kong.

(4)
Includes 7,455,000 ordinary shares issuable on or after September 30, 2016 and on or before March 30, 2018 upon exercise of warrant issued on March 30, 2016.

(5)
Represents 20,260,082 ordinary shares and 2,146,864 ADSs representing 4,293,728 ordinary shares held by AOGANG International. AOGANG International, a limited liability company incorporated under the laws of Hong Kong, is directly and wholly owned by Zhejiang Aokang Shoes Co. Ltd, a company incorporated under the laws of the Peoples' Republic of China. Mr. Zhentao Wang is the chairman of the board and controlling person of Zhejiang Aokang Shoes Co. Ltd and the sole director of AOGANG International. Of the total outstanding shares of Zhejiang Aokang Shoes Co. Ltd: (i) AoKang Investment Holdings Co., Ltd. in which Mr. Zhentao Wang and Mr. Chen Wang (son of Mr. Zhentao Wang) directly holds 90% and 10%, respectively, of its total outstanding shares, directly holds 32.73%, (ii) Mr. Zhentao Wang directly holds 14.93%, (iii) Mr. Chen Wang directly holds 9.98%, (iv) Mr. Jinquan Wang (brother of Mr. Zhentao Wang and the president and a director of Zhejiang Aokang Shoes Co. Ltd) directly holds 4.98%, (v) Mr. Yanshu Miao (uncle of Mr. Zhentao Wang) directly holds 4.49%, and (vi) Mr. Changzhong Pan (brother-in-law of Mr. Zhentao Wang) directly holds 4.19%. Mr. Yanshu Miao and Mr. Changzhong Pan have disclaimed being persons acting in concert with Mr. Zhentao Wang. The registered address of AOGANG International is RM.19C, Lockhart CTR., 301-307 Lockhart RD, Wan Chai, Hong Kong. The address of the principal office of Zhejiang Aokang Shoes Co. Ltd is Aokang Industrial Park, Dongou Industrial District, Oubei Town, Yongjia County, Zhejiang Province, People's Republic of China.

(6)
Represents 11,683,530 ordinary shares and 557,471 ADSs representing 1,114,942 ordinary shares held by Ceyuan Ventures II, L.P., and 450,161 ordinary shares and 21,479 ADSs representing 42,958 ordinary shares held by Ceyuan

  Ventures Advisors Fund II, LLC, respectively. Ceyuan Ventures II, L.P. and Ceyuan Ventures Advisors Fund II, LLC are collectively referred to in this annual report as the Ceyuan Entities. Ceyuan Ventures II, L.P. and Ceyuan Ventures Advisors Fund II, LLC are under the common control of Ceyuan Ventures Management II, LLC, which is the general partner of Ceyuan Ventures II, L.P. and sole director of Ceyuan Ventures Advisors II, LLC. Mr. Bo Feng, Ceyuan Partners, Yanxi Holding Co., Ltd., Mr. Weiguo Zhao, NewMargin Fund Management Company Limited and Mr. John S. Wadsworth Jr. collectively hold 100% shares of Ceyuan Ventures Management II, LLC. Mr. Christopher Wadsworth has the voting and dispositive power over the shares held by Ceyuan Partners. Mr. Ye Yuan has the voting and dispositive power over the shares held by Yanxi Holding Co., Ltd. Mr. Tao Feng has the voting and dispositive power over the shares held by NewMargin Fund Management Company Limited. The registered address of Ceyuan Entities is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, British West Indies.

(7)
Represents 9,721,891 ordinary shares and 105,250 ADSs representing 210,500 ordinary shares held by GSR Ventures III, L.P. The general partner of GSR Ventures III, L.P. is GSR Partners III, L.P., whose general partner is GSR Partners III, Ltd., a company incorporated in the Cayman Islands, which is owned by Messrs. Jin-Choon (Richard) Lim, Sonny Wu, Ding Jian (James), Alexander Pan and Ms. Ryann Yap. The registered address of GSR Ventures III, L.P. is Floor 4, Willow House, Cricket Square, P.O. Box 268, Grand Cayman KY1-1104, Cayman Islands.

(8)
Represents 6,681,251 ordinary shares and 233,277 ADSs representing 466,554 ordinary shares held by Wincore Holdings Limited. Wincore Holdings Limited, a British Virgin Islands company, is wholly owned by Mr. Quji Guo, our chairman of the board and chief executive officer. The registered address of Wincore Holdings Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.

(9)
Represents 3,542,541 ordinary shares held by Vitz Holdings Limited. Vitz Holdings Limited, a British Virgin Islands company, is wholly owned by Mr. Xin (Kevin) Wen, our executive vice president. The registered address of Vitz Holdings Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.

(10)
Represents 2,542,541 ordinary shares and 14,262 ADSs representing 28,524 ordinary shares held by Clinet Investments Limited. Clinet Investments Limited, a British Virgin Islands company, is wholly owned by Mr. Liang Zhang, our executive vice president. The registered address of Clinet Investments Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.

(11)
Represents 920,076 ordinary shares held by Kingmax Holdings Group Limited. Kingmax Holdings Group Limited, a British Virgin Islands company, is wholly owned by Mr. Chit Jeremy Chau, a co-founder of our company. The registered address of Kingmax Holdings Group Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association and the Companies Law (2013 Revision) of the Cayman Islands, which is referred to as the Companies Law below.

        As of December 31, 2015, our authorized share capital was $50,000 divided into (i) 750,000,000 ordinary shares of par value $0.000067 and we had 94,456,773 ordinary shares outstanding, including 39,551,108 ordinary shares represented by ADSs. As of the date of this prospectus, we had 137,878,465 ordinary shares outstanding, including 39,551,108 ordinary shares represented by ADSs. All our issued and outstanding ordinary shares are fully paid.

        As of December 31, 2015, there were vested and exercisable options to purchase 755,550 ordinary shares with 2,041,749 options available for future grants, as well as 6,807,745 restricted shares. As of the date of this prospectus there are vested and exercisable options to purchase 685,844 ordinary shares with 2,553,788 options available for future grants, as well as 6,536,575 restricted shares.

        As of December 31, 2015, the Company held 7,390,674 treasury shares with a book value of $19,995,642 and face value of $495. As of the date hereof, the Company held 7,532,100 treasury shares with a book value of $20,223,427 and face value of $505. Treasury stock represents shares of the Company's stock that have been issued, repurchased by the Company, and that have not been retired or canceled. These shares have no voting rights and are not entitled to receive dividends.

        The following are summaries of material provisions of our fourth amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. Holders of ADSs are not treated as our shareholders and their rights are subject to the deposit agreement. See "Description of American Depositary Shares."

Ordinary Shares

General

        All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

Dividends

        The holders of our ordinary shares are entitled to such dividends as may be declared by our shareholders or board of directors subject to the Companies Law and to the articles of association.

Voting Rights

        Each holder of ordinary shares is entitled to one vote on a show of hands or, on a poll, each holder is entitled to have one vote for each share registered in his name on the register of members, on all matters upon which the ordinary shares are entitled to vote, except on a resolution relating to (a) a merger, amalgamation, consolidation or similar transaction involving our company, (b) the filing of a petition for a scheme of arrangement involving our company, or the giving of consent to such a filing or the co-operation by our company in the making of such filing, (c) a sale, transfer or other disposition of all or substantially all of the assets of our company, where Wincore Holdings Limited, a British Virgin Islands company wholly owned by Mr. Quji (Alan) Guo, Vitz Holdings Limited, a British Virgin Islands company wholly owned by Mr. Xin (Kevin) Wen, and Clinet Investments Limited, a British Virgin Islands company wholly owned by Mr. Liang Zhang, is entitled to three votes for each share registered in his name on the register of members, and each other holder is entitled to one vote for each share registered in his name on the register of members. As of the date hereof, Wincore Holdings Limited, Vitz Holdings Limited and Clinet Investments Limited held 5.2%, 2.6% and 1.9% of the shares of our company, respectively, entitling them to 13.1%, 6.5% and 4.7% voting rights, respectively, and an aggregate of 24.3% of voting rights in such matters related to a change of control, assuming all the ADSs held by such entities were converted into ordinary shares of the Company. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.

        Maples and Calder, our counsel as to Cayman Islands law, has advised that such voting structure is in compliance with current Cayman Islands law as in general terms, a company and its shareholders are free to provide in the articles of association for such rights as they consider appropriate, subject to such rights not being contrary to any provision of the Companies Law and not inconsistent with common law. Maples and Calder has confirmed that the inclusion in the articles of provisions giving weighted voting rights to specific shareholders generally or on specific resolutions is not prohibited by the Companies Law. Further, weighted voting provisions have been held to be valid as a matter of English common law and therefore it is expected that such would be upheld by a Cayman Islands court.

        An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of votes cast attached to the ordinary shares. A special resolution is required for important matters such as a change of name or making changes to our memorandum and articles of association.

Transfer of Ordinary Shares

        Subject to the restrictions contained in our articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

        Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share. Our board of directors may also decline to register any transfer of any ordinary share unless:

  •
  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

  •
  the instrument of transfer is in respect of only one class of ordinary shares;

  •
  the instrument of transfer is properly stamped, if required;

  •
  the ordinary shares transferred are fully paid and free of any lien in favor of us;

  •
  any fee related to the transfer has been paid to us; and

  •
  the transfer is not to more than four joint holders.

        If our directors refuse to register a transfer they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Liquidation

        On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

        Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

        Subject to the provisions of the Companies Law and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by the board of directors.

Variations of Rights of Shares

        If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

        Shareholders' meetings may be convened by a majority of our board of directors or our chairman. Additionally, on the requisition of shareholders representing not less than 40% of the voting rights entitled to vote at general meetings, the board shall convene an extraordinary general meeting. Advance notice of at least ten days is required for the convening of our annual general shareholders' meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our company.

Election and Removal of Directors

        Unless otherwise determined by our company in the general meeting, our articles provide that our board will consist of not less than three directors. There are no provisions relating to retirement of directors upon reaching any age limit.

        The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or, subject to authorization by the members in the general meeting, as an addition to the existing board, but so that the number of directors so appointed will not exceed any maximum number determined from time to time by the members in general meeting. Any director appointed by the board to fill a casual vacancy will hold office until the next annual general meeting of members after his appointment and be subject to re-election at such meeting.

        Our articles provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum are appointed by shareholders by a simple majority of the votes cast on the resolution.

        A director may be removed with or without cause by special resolution. The notice must contain a statement of the intention to remove the director and must be served on the director not less than ten days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Proceedings of Board of Directors

        Our articles provide that our business is to be managed and conducted by our board of directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.

        Our articles provide that the board may from time to time at its discretion exercise all powers of our company to raise or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and, subject to the Companies Law, issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

        Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our articles provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements. See "Where You Can Find More Information."

Changes in Capital

        We may from time to time by ordinary resolution:

  •
  increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

  •
  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

  •
  sub-divide our existing shares, or any of them into shares of a smaller amount; or

  •
  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

        We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

Exempted Company

        We are an exempted company with limited liability under the Companies Law of the Cayman Islands. The Companies Law in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

  •
  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

  •
  an exempted company's register of members is not open to inspection;

  •
  an exempted company does not have to hold an annual general meeting;

  •
  an exempted company may issue no par value, negotiable or bearer shares;

  •
  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

  •
  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

  •
  an exempted company may register as a limited duration company; and

  •
  an exempted company may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in our most recent annual report on Form 20-F, we currently intend to comply with the New York Stock Exchange rules in lieu of following home country practice. The New York Stock Exchange rules require that every company listed on the New York Stock Exchange hold an annual general meeting of shareholders. In addition, our articles of association allow directors to call a special meeting of shareholders pursuant to the procedures set forth in our articles.

Differences in Corporate Law

        The Companies Law is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States.

Mergers and Similar Arrangements

        The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a "consolidation" means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company's articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors (representing 75% by value) with whom the arrangement is to be made and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

  •
  the statutory provisions as to the required majority vote have been met;

  •
  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

  •
  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders' Suits

        In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

  •
  a company acts or proposes to act illegally or ultra vires;

  •
  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

  •
  those who control the company are perpetrating a "fraud on the minority."

Indemnification of Directors and Executive Officers and Limitation of Liability

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

        Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that (i) on a resolution relating to (a) a merger, amalgamation, consolidation or similar transaction involving our company, (b) the filing of a petition for a scheme of arrangement involving our company, or the giving of consent to such a filing or the co-operation by our company in the making of such filing, and (c) a sale, transfer or other disposition of all or substantially all of the assets of our company, Wincore Holdings Limited, a British Virgin Islands company wholly owned by Mr. Quji (Alan) Guo, Vitz Holdings Limited, a British Virgin Islands company wholly owned by Mr. Xin (Kevin) Wen, and Clinet Investments Limited, a British Virgin Islands company wholly owned by Mr. Liang Zhang, will be entitled to three votes per share held by him, and the remaining shareholders will be entitled to one vote per share held; and (ii) authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

        However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors' Fiduciary Duties

        Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

        Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        Neither Cayman Islands law nor our articles of association allow our shareholders to requisition a shareholders' meeting. However, on the requisition of shareholders representing not less than 40% of the voting rights entitled to vote at general meetings, the board shall convene an extraordinary general meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings. However, our articles of association require us to call such meetings every year.

Cumulative Voting

        Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. As permitted under Cayman Islands law, our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

        Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed by special resolution.

Transactions with Interested Shareholders

        The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

        Under the Companies Law of the Cayman Islands and our memorandum and articles of association, our company may be dissolved, liquidated or wound up by a special resolution, or by an ordinary resolution on the basis that our company is unable to pay its debts as they fall due.

Variation of Rights of Shares

        Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

        Under the Delaware General Corporation Law, a corporation's certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. As permitted by Cayman Islands law, our memorandum and articles of association may only be amended by special resolution or the unanimous written resolution of all shareholders.

Rights of Non-Resident or Foreign Shareholders

        There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors' Power to Issue Shares

        Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Inspection of Books and Records

        Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See "Where You Can Find More Information."

History of Securities Issuances

        The following is a summary of our securities issuances for the three years preceding the date of this prospectus.

Ordinary Shares

        In June 2013, the Company completed its initial public offering of ADSs on the New York Stock Exchange with a total issuance of 8,492,368 ADSs at issuing price of $9.5 per ADS, representing 16,984,736 ordinary shares. Total net proceeds received were $75,030,000 from our initial public offering and the concurrent private placements, net of offering costs of $4,235,000.

        In December 2013, the board of directors approved the Company's repurchase of up to $20,000,000 of its own outstanding ADSs within one year from December 2013. On December 16, 2014, the Company extended its existing share repurchase program for an additional 12-month period through December 15, 2015. In June 2016, the company announced the approval of a share repurchase of up to $10,000,000 of its own outstanding ADSs within one year from June 15, 2016. Pursuant to the share repurchase plan, the Company repurchased 1,868,726 ADSs, 3,695,337 ADSs and 3,766,050 ADSs as of December 31, 2014, December 31, 2015 and the date hereof, representing 3,737,452 ordinary shares, 7,390,674 ordinary shares and 7,532,100 ordinary shares, respectively, with a total consideration of approximately $20,223,427. The shares repurchased by the Company had not been retired or canceled and were accounted for at cost as treasury stock.

        In March 2016, we issued and sold to Zall E-commerce 42,500,000 ordinary shares pursuant to the Subscription Agreement at a price of $1.80 per ordinary share, equivalent to $3.60 per ADS.

Share Options and Restricted Shares

        On October 27, 2008, the Company adopted the 2008 Share Incentive Option Plan ("2008 Plan") for the granting of share options to employees to reward them for services provided to the Company and to provide incentives for future services. Pursuant to the 2008 Plan, total shares that the 2008 Plan was authorized to grant were 4,444,444 shares. In May 2014, the Company authorized the issuance of an additional 6,900,000 ordinary shares to support the Company's business expansion and recruiting plans. The share options expire 10 years from the date of grant.

        In 2013, the Company granted 307,250 share options under the 2008 Plan to employees at an exercise price of $4.75 per share. These share options vest over a period ranged from three to four years.

        In 2014, the Company granted 1,797,300 share options under the 2008 Plan to employees at exercise prices ranging from $1.84 to $3.26 per share. These share options vest over a period ranged from three to four years.

        In 2015, the Company granted 546,400 share options under the 2008 Plan to employees at exercise prices at $2.25 per share. These share options vest over a period from three months to four years.

        In May 2015, the Company cancelled 139,000 share options that were granted to certain employees under the 2008 Plan and replaced with grants of 139,000 restricted shares (the "modification") with the same service condition. The weighted average exercise price before and after the modification were $4.62, and $4.62 respectively. Incremental compensation costs relating to this modification are approximately $210,000. The Company recognized $90,000 of incremental compensation cost on the date of modification relating to the vested awards. The remaining incremental compensation costs of $120,000 are to be recognized over the remaining service period (for unvested awards), which range from three months to two years.

        As of December 31, 2015, there were vested and exercisable options to purchase 755,550 ordinary shares with 2,041,749 options available for future grants, as well as 6,807,745 restricted shares. As of the date of this prospectus there are vested and exercisable options to purchase 685,844 ordinary shares with 2,553,788 options available for future grants, as well as 6,536,575 restricted shares.

Warrant

        In March 2016, the Company issued a warrant to Zall E-commerce pursuant to which Zall E-commerce may purchase up to 7,455,000 ordinary shares (equivalent to 3,727,500 ADS) at an exercise price of $2.75 per ordinary share (corresponding to $5.50 per ADS). The warrant is exercisable on or after September 30, 2016 and on or before March 30, 2018.

Registration Rights

        Under the Shareholders Agreement, we have granted certain registration rights to holders of our registrable securities, which include our ordinary shares issued upon conversion of our preferred shares. Under the Investor Rights Agreement, we have also granted registration rights to the Zall E-commerce, including certain of its permitted transferees, with respect to the ordinary shares it acquired pursuant to the Subscription Agreement, and the ordinary shares issuable pursuant to the warrant issued pursuant to such subscription agreement. Set forth below is a description of the registration rights.

Demand Registration Rights

        Pursuant to the Shareholders Agreement, holders of at least 25% of registrable securities as defined therein have the right to demand that we file a registration statement covering the offer and sale of their securities. We, however, are not obligated to effect a demand registration if, among other things, we have already effected three demand registrations and each of such registrations has been declared effective. We have the right to defer filing of a registration statement for up to 90 days if our board of directors determine in its good faith judgment that filing of a registration will be materially detrimental to us and our shareholders, but we cannot exercise the deferral right more than once in any 12-month period and we shall not file a registration statement with respect to a public offering of our securities during such deferral period.

        Pursuant to the Investor Rights Agreement, for so long as Zall E-commerce holds at least 10% or more of the voting power of the then outstanding ordinary shares, Zall E-commerce shall have the right to demand that we file a registration statement covering the offer and sale of their securities. We, however, are not obligated to effect a demand registration if, among other things, we have already effected two demand registrations and each of such registrations has been declared effective. We have the right to defer filing of a registration statement for up to 90 days if our board of directors determine in its good faith judgment that filing of a registration will be materially detrimental to us and our shareholders, but we cannot exercise the deferral right more than once in any 12-month period and we shall not file a registration statement with respect to a public offering of our securities during such deferral period.

Form F-3 Registration Rights

        Under the Shareholders Agreement, when we are eligible for use of Form F-3, any holder of registrable securities has the right to request that we file a registration statement on Form F-3 for a public offering of our registrable securities with the anticipated aggregate price to the public, net of selling expenses, being not less than US$1,000,000. Under the Investor Rights Agreement, when we are eligible for use of Form F-3, for so long as Zall E-commerce holds at least 10% or more of the voting power of the then outstanding ordinary shares, Zall E-commerce has the right to request that we file a registration statement on Form F-3 for a public offering of our registrable securities with the anticipated aggregate price to the public, net of selling expenses, being not less than US$3,000,000.

        Under both the Shareholders Agreement and the Investor Rights Agreement, we may defer filing of a registration statement on Form F-3 for up 90 days if our board of directors determine in its good faith judgment that filing of a registration will be materially detrimental to us, but we cannot exercise the deferral right more than once in any 12-month period and we shall not file a registration statement with respect to a public offering of our securities during such deferral period. We are not obligated to file a registration statement on Form F-3 if, among other things, doing so would require us to effect more than two registrations on Form F-3 within any 12-month period.

        In addition, under the Subscription Agreement, we have agreed to file this Form F-3 promptly after the filing of our annual report on Form 20-F for the year ended December 31, 2015, and in no event later than June 15, 2016. The initial filing hereof was made on June 14, 2016.

Piggyback Registration Rights

        Under both the Shareholders Agreement and the Investor Rights Agreement, if we propose to file a registration statement for a public offering of our securities other than, among other things, relating to a stock option plan or a corporate reorganization, then we must offer holders of registrable securities an opportunity to include in the registration all or any part of their registrable securities. The underwriters of any underwritten offering will have the right to limit the number of shares with registration rights to be included in the registration statement, subject to certain conditions.

Expenses of Registration

        Under both the Shareholders Agreement and the Investor Rights Agreement, we will pay all expenses incurred by us in complying with any demand, Form F-3 or piggyback registration. In addition, we will pay the expenses for one counsel for the Selling Shareholders in connection with the registration statement of which this prospectus forms a part. We are not obligated to pay any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of a holder's registrable securities.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

        The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS represents two shares (or a right to receive two shares) deposited with the principal Hong Kong office of The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary's corporate trust office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon's principal executive office is located at 225 Liberty Street, New York, New York 10286.

        You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

        As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC's Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC's website at http://www.sec.gov.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

        The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Shares your ADSs represent.

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  Cash.  The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

        Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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  Shares.  The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

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  Rights to purchase additional shares.  If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

        If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

        U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

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  Other Distributions.  The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

        You may surrender your ADSs at the depositary's corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

        ADS holders may instruct the depositary to vote the number of deposited shares their ADSs represent. The depositary will notify ADS holders of shareholders' meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

        Otherwise, you won't be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

        The depositary will try, as far as practical, subject to the laws of the Cayman Islands and of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

        In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the Depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$.05 (or less) per ADS	• Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	• Depositary services
Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

        The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees.

        From time to time, the depositary may make payments to the Company to reimburse and / or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

        The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary's obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal or par value of our shares	The cash, shares or other securities received by the depositary will become deposited securities.
• Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
• Distribute securities on the shares that are not distributed to you • Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

        The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

        After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary's only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

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  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

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  are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

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  are not liable if we or it exercises discretion permitted under the deposit agreement;

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  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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  have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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  may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

        Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

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  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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  reasonably satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

        ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

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  When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders' meeting; or (iii) we are paying a dividend on our shares.

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  When you owe money to pay fees, taxes and similar charges.

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  When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

        The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer (i) owns the shares or ADSs to be deposited, (ii) assigns all beneficial rights, title and interest in such ordinary shares or ADSs, to the depositary, and (iii) will not take any action with respect to such ordinary shares or ADSs, that is inconsistent with the transfer of beneficial ownership; (2) the pre-release is fully collateralized with cash, U.S. government securities or other collateral that the depositary determines, in good faith, will provide similar liquidity and security; and (3) the depositary must be able to close out the pre-release on not more than five business days' notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is reasonably appropriate to do so.

Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

        In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary's reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

        The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

PLAN OF DISTRIBUTION

        We are registering the ordinary shares issued to the Selling Shareholders to permit the resale of these ordinary shares in the form of ADSs from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the ADSs. We will bear all fees and expenses incident to our obligation to register the ordinary shares.

        The Selling Shareholders may sell all or a portion of the ADSs representing ordinary shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ADSs are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent's commissions. The ADSs may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Shareholders may use any one or more of the following methods when selling securities:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  •
  broker-dealers may agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per share;

  •
  through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The Selling Shareholders may also resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

        Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. If the Selling Shareholders effect such transactions by selling ADSs to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the ADSs for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

        In connection with sales of the ADSs or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ADSs in the course of hedging in positions they assume. The Selling Shareholders may also sell ADSs short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the Selling Shareholders may deliver ADSs covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The Selling Shareholders may also loan or pledge ADSs to broker-dealers that in turn may sell such securities, to the extent permitted by applicable law. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Shareholders have been advised that they may not use securities registered on this registration statement to cover short sales of our ADSs made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

        The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders may also transfer and donate the ordinary shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The Selling Shareholders and any broker-dealer or agents participating in the distribution of the ADSs may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any Selling Shareholder who is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        Each Selling Shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ADSs. Upon our being notified in writing by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of ADSs through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of securities involved, (iii) the price at which such the ADSs were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

        There can be no assurance that any Selling Shareholder will sell any or all of the ordinary shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

        Each Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ADSs by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ADSs to engage in market-making activities with respect to the ADSs. All of the foregoing may affect the marketability of the ADSs and the ability of any person or entity to engage in market-making activities with respect to the ADSs.

        We will pay all expenses of the registration of the ordinary shares pursuant to the Investor Rights Agreement and the Shareholders Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that each Selling Shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the Selling Shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Investor Rights Agreement and the Shareholders Agreement, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus, or we may be entitled to contribution.

 TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of any of the ADSs offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of such ADSs.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide protections for investors to a significantly lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        A substantial portion of our assets are located in China. In addition, most of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us, our directors and officers.

        We have appointed Law Debenture Corporate Services Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

        Maples and Calder, our counsel as to Cayman Islands law, and TransAsia Lawyers, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Maples and Calder has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Maples and Calder has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

        TransAsia Lawyers has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. TransAsia Lawyers has advised us further that under PRC law, a foreign judgment, which does not otherwise violate basic legal principles, state sovereignty, safety or social public interest, may be recognized and enforced by a PRC court, based either on treaties between

China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As there existed no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts.

 EXPENSES

        The following table sets forth the aggregate expenses to be paid by us in connection with this offering. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$18,933
Printing costs	2,000
Legal fees and expenses	75,000
Accounting fees and expenses	140,000
Miscellaneous	9,067

Total	$245,000

        We will pay all expenses in connection with the distribution of the ordinary shares being sold by the Selling Shareholders, except for the underwriting discounts and selling commissions payable by the Selling Shareholders, if any.

 LEGAL MATTERS

        Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the ADSs offered pursuant to this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP to the extent governed by the laws of the State of New York, and by Maples and Calder to the extent governed by the laws of the Cayman Islands. Legal matters as to PRC law will be passed upon for us by TransAsia Lawyers. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

 EXPERTS

        The consolidated financial statements and the related financial statement schedule as of December 31, 2014 and 2015, and for each of the three years in the period ended December 31, 2015 incorporated by reference in this Prospectus from our annual report on Form 20-F for the fiscal year ended December 31, 2015 have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP are located at 8/F, Deloitte Tower, The Towers, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, People's Republic of China.

DEALER PROSPECTUS DELIVERY OBLIGATION

        All dealers that effect transactions in the securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Cayman Islands law does not limit the extent to which a company's articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The registrant's articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part, or in which he or she is acquitted or in connection with any application in which relief is granted to him or her by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the registrant.

        Under the form of indemnification agreements filed as Exhibit 10.2 to our registration statement on Form F-1 as filed on April 17, 2013, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

        Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.    EXHIBITS

        See Exhibit Index beginning on page II-7 of this registration statement.

ITEM 10.    UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (1)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (2)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (3)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (e)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (1)   If the registrant is relying on Rule 430B:

                (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

            (2)   If the registrant is subject to Rule 430C, each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (f)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (1)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (2)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (3)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (4)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (g)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People's Republic of China, on September 2, 2016.

LIGHTINTHEBOX HOLDING CO., LTD.
By:	/s/ QUJI (ALAN) GUO
	Name:	Quji (Alan) Guo
	Title:	Chairman of the Board of Directors and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 2, 2016.

Signature	Title(s)

/s/ QUJI (ALAN) GUO Quji (Alan) Guo	Chairman of the Board/Chief Executive Officer (principal executive officer)
/s/ BIN (ROBIN) LU Bin (Robin) Lu	Chief Financial Officer (principal financial and accounting officer)
* Zhentao Wang	Director
* Xiongping Yu	Director
* Zhi Yan	Director
* Dr. Gang Yu	Director
* Sean Shao	Independent Director

Signature		Title(s)

* Kai-Fu Lee		Independent Director
* Xiaoping (Bob) Xu		Independent Director
*By:	/s/ QUJI (ALAN) GUO Attorney-in-fact

 SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

        Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of LightInTheBox Holding Co., Ltd. has signed this registration statement or amendment thereto in New York, New York, on September 2, 2016.

Authorized U.S. Representative
By:	/s/ GISELLE MANON
	Name:	Giselle Manon
	Title:	Service of Process Officer Law Debenture Corporate Services Inc.

Exhibit Index

Exhibit Number		Description of Exhibit
3.1		Fourth Amended and Restated Memorandum and Articles of Association of the Registrant as currently in effect (Filed as Exhibit 3.2 to our Registration Statement on Form F-1 (File No. 333-187965), as amended, initially filed with the Securities and Exchange Commission on May 23, 2013).

4.1		Form of American Depositary Receipt evidencing American Depositary Shares (Filed as Exhibit 4.3 to our Registration Statement on Form F-1 (File No. 333-187965), as amended, initially filed with the Securities and Exchange Commission on May 23, 2013).

4.2		Form of Ordinary Share Certificate (Filed as Exhibit 4.1 to our Registration Statement on Form F-1 (File No. 333-187965), as amended, initially filed with the Securities and Exchange Commission on April 17, 2013).

4.3		Form of Deposit Agreement between the Registrant and The Bank of New York Mellon, as depositary, and Owners and Holders of the American Depositary Shares issued therein (Filed as Exhibit 4.2 to our Registration Statement on Form F-1 (File No. 333-187965), as amended, initially filed with the Securities and Exchange Commission on May 23, 2013).

4.4		Warrant to Purchase Ordinary Shares of LightInTheBox Holding Co., Ltd. dated as of March 30, 2016 among the Registrant and Zall Cross-border E-commence Investment Company Limited (Filed as Exhibit 4.18 to the Registrant's Annual Report on Form 20-F filed on April 29, 2016 (File No. 001-35942)).

5.1	*	Opinion of Maples and Calder.

10.1		Subscription Agreement, dated March 17, 2016, by and between LightInTheBox Holding Co., Ltd. and Zall Cross-border E-commerce Investment Company Limited (Incorporated by reference as Exhibit 99.2 to the Registrant's Report on Form 6-K filed on March 17, 2016 (File No. 001-35942)).

10.2		Investor Rights Agreement, dated March 30, 2016, by and among LightInTheBox Holding Co., Ltd., Quji (Alan) Guo, Wincore Holdings Limited and Zall Cross-border E-commerce Investment Company Limited (Filed as Exhibit 2.6 to the Registrant's Annual Report on Form 20-F filed on April 29, 2016 (File No. 001-35942)).

23.1	*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Maples and Calder (included in Exhibit 5.1).

23.3	*	Consent of Simpson Thacher & Bartlett LLP.

23.4	*	Consent of TransAsia Lawyers.

24.1		Powers of Attorney (included on signature page of Part II of this Registration Statement).

*
Filed herewith.